Amended and Restated
                  Fund Accounting And Compliance Administration
                                    Agreement


This Amended and Restated Fund Accounting And Compliance Administration Agreement ("Agreement"), made and entered into this 19th day of March, 2001, by and between Nottingham Investment Trust II, a Massachusetts business trust (the "Trust"), and The Nottingham Management Company, a North Carolina corporation (the "Administrator").

WHEREAS, the Trust is registered as an open-ended management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, pursuant to a Fund Accounting and Compliance Administration Agreement ("Original Agreement") dated September 23, 1998, between the Trust and Administrator, the Trust retained the Administrator to provide certain administrative services to the Trust in the manner and on the terms set forth therein;

WHEREAS, the Trust wishes to retain Administrator to provide, or procure, other services to the Trust in addition to those services set forth in the Original Agreement;

WHEREAS, Administrator is willing to furnish and/or arrange for such other services in the manner and on the terms hereinafter set forth; and

WHEREAS, Trust and Administrator wish to amend and restate the Original Agreement to reflect the administrative services and other services that the Trust wishes the Administrator to provide and for which the Administrator is willing to furnish and/or arrange to have preformed.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement and intending to be legally bound, the Trust and Administrator agree as follows:

     1. Retention of the Administrator. The Trust hereby retains and appoints the Administrator to act as the administrator to provide or procure the administrative and other services with respect to the funds identified on Schedule 1 ("Funds"), attached hereto and made a part hereof, for the period and on the terms set forth in this Agreement. The Administrator hereby accepts such appointment and agrees to render the services herein set forth under the terms and conditions of this Agreement.

     2. Duties of Administrator. Subject to the policies and direction of the Trust's Board of Trustees ("Trustees"), the Administrator shall provided, or cause to be furnished by others, the fund accounting, administrative and other services reasonably necessary for the operation of the Trust and Funds as set forth in Exhibit A, attached hereto and made a part hereof.

     3.   Allocation of Charges and Expenses.

          a. The Administrator. The Administrator will furnish at its own expense the executive, supervisory and clerical personnel reasonably necessary to perform its obligations under this Agreement. Except as otherwise provided hereunder, Administrator will also provide the items which it is obligated to provide under this Agreement. In addition, Administrator will pay all compensation, if any, of any officers or Trustees of the Trust who are affiliated persons of the Administrator or any affiliated corporation of Administrator; provided, however, that unless otherwise specifically provided, the Administrator will not be obligated to pay the compensation of any employee of the Trust retained by the Trustees to perform services on behalf of the Trust.

          b. The Trust. The Trust assumes and will pay, or cause to be paid, all other expenses of the Trust and the Funds not otherwise allocated in this Agreement, including, without limitation, the following:

               (i)  Organizational expenses;

               (ii) Taxes;

               (iii)Brokerage  fees and  commissions  with  regard to  portfolio transaction of the Funds;

               (iv) Interest charges,  fees and expenses of the custodian of the
                    Funds' portfolio securities;

               (v) Fees and expenses of the Trust's dividend disbursing and transfer agent(s);

               (vi) Fees and expenses of the Trust's fund  accounting  agent and administrator, in accordance with Section 4 herein;

               (vii)Costs,  as may be allocable to and agreed upon in advance by the Trustees and the Administrator, of all non-executive and clerical personnel and all data processing equipment and software in connection with the provision of fund accounting and recordkeeping services functions as contemplated herein;

               (viii) Auditing  and legal  expenses  of the Trust;  (ix) Cost of maintenance of the Trust's (including the Funds') existence as a legal entity; (x) Fees and expenses of Trustees who are not interested persons of the Trust as that term is defined by law; (xi) Costs and expenses of Trust meetings; (xii) Costs and expenses of initial and ongoing registration of the Trust's shares under Federal and state securities laws;

               (xiii) Costs of preparing (including  typesetting),  printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing shareholders;

               (xiv)Costs of fidelity  bonds and  Trustees  and  officers/errors and omissions insurance policies;

               (xv) The  Advisory  fees  and  expenses  payable  to each  Funds'
                    Investment Advisor;

               (xvi) Costs of pricing services;

               (xvii)  Litigation  and  other   extraordinary   or  nonrecurring
                    expenses involving the Trust;

               (xviii)  Direct  out-of-pocket  costs in  connection  with  Trust activities, such as the costs of telephone services (but not telephone equipment), long distance telephone and wire charges, postage and the printing of special forms and stationery, copying charges, financial publications used in connection with Trust activities, third party storage fees of the Trust's files and records, etc.; and

               (xix)Other actual out-of-pocket  expenses of the Administrator as may be agreed upon in writing from time to time.

     4.   Compensation of the Administrator.

          a. Administration Fees. For the services to be rendered, the facilities furnished and the expenses assumed by the Administrator pursuant to this Agreement, the Trust will promptly pay to the Administrator compensation as specified in Exhibit B attached hereto. The Trust will also promptly reimburse the Administrator for its reasonable out-of pocket expenses, including without limitation, the travel and lodging expenses incurred by officers and employees of the Administrator in connection with attendance at meetings of the Trust's Board of Trustees. In addition, the Administrator shall be entitled to additional compensation for any special projects or services requested by the Trust, such projects and services and Administrator's compensation in connection therewith to be mutually agreed upon.

          b. Partial Month Compensation. If this Agreement becomes effective subsequent to the first day of the month or terminates before the last day of the month, the Administrator's compensation for that part of the month in which this Agreement is in effect will be prorated in a manner consistent with the calculation of the fees as set forth in Subsection 4.a. above.

          c. Compensation from Transactions. The Trust hereby authorizes any entity or person associated with the Administrator which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Trust which is permitted by Section 11(a) of the Securities Exchange Act of 1934 and the Rule 11a2-2(T) thereunder, and the Trust hereby consents to the retention of compensation for such tractions in accordance with Rule 11a2-2(T)(a)(2)(iv).

          d. Survival of Compensation Rates. All rights of compensation under this Agreement for services performed as of the termination date will survive the termination of this Agreement. In addition, upon a liquidation (as defined in Section 10 of this Agreement) or upon termination of this Agreement as to any Fund the Administrator shall be entitled to such other compensation as set forth in Exhibit B.

     5. Limitation of Liability of the Administrator. The duties of the Administrator will be confined to those expressly set forth in the Agreement, and no implied duties are assumed by or may be asserted against the Administrator under this Agreement. The Administrator will not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties under this Agreement, except as may otherwise be provided under provisions of applicable law which cannot be waived or modified by this Agreement. Administrator will not be responsible for losses beyond its control. Notwithstanding anything in this Agreement to the contrary, Administrator shall not be liable for any consequential, special, indirect losses or damages, regardless of whether the likelihood of such losses or damages was known by the Administrator. (As used in this Section 5 and in Section 6 below, the term "Administrator" will include directors, officers, employees and other agents of the Administrator as well as the Administrator itself).

     6. Indemnification of Administrator. Trust assumes full responsibility and will indemnify and defend the Administrator and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses, and liabilities (including reasonable investigation expenses) of every nature and character arising or occurring directly or indirectly out of Administrator's relationship to the Trust under this Agreement or any of Administrator's action taken or nonactions with respect to the performance of services under this Agreement; provided, however, Administrator shall not be indemnified against any liability arising out of its own willful misfeasance, bad faith or gross negligence in the performance of its duties or its own reckless disregard of its duties or obligations under this Agreement. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

          The rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case the Trust may be asked to indemnify, defend or hold the Administrator harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Administrator will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust, but failure to do so in good faith will not affect the rights under this Agreement.

          The Trust will be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Trust elects to assume the defense of any such claim, the defense will be conducted by counsel chosen by the Trust and satisfactory to the Administrator, whose approval will not be unreasonably withheld. In the event the Trust elects to assume the defense of any suit and retain counsel, the Administrator will bear the fees and expenses of any additional counsel retained by it, absent a conflict of interest between the Trust and the Administrator. In the event of a conflict between the Trust and the Administrator or if the Trust does not elect to assume the defense of a suit, the Trust shall reimburse the Administrator for the reasonable fees and expenses of any counsel retained by Administrator.

          The Administrator may apply to the Trust at any time for instructions and many consult counsel for the Trust or its own counsel and with accountants and other experts with respect to any matter arising in connection with the Administrator's duties, and the Administrator will not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instructions or with the opinion of such counsel, accountants or other experts. Also, the Administrator will be protected in acting on any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. Nor will the Administrator be held to have notice of any change of authority of any officers, employee or agent of the Trust until receipt of written notice thereof from the Trust.

          Should the foregoing indemnification agreement be found unenforceable or that contribution is required from Administrator, then the Administrator's aggregate contribution for all losses, claims, damages or liabilities, including rescission liabilities, shall not exceed the value of all fees earned by and expenses reimbursed to the Administrator pursuant to this Agreement. No person or entity guilty of fraudulent misrepresentation shall be entitled to contribution from any person or entity who is not so guilty.

     7. Activities of the Administrator. The services of the Administrator rendered to the Trust are not to be deemed to be exclusive. The Administrator is free to render such services to others and to have other businesses and interests. It is understood that Trustees, officers, employees, shareholders of the Trust are or may be or become interested in the Administrator, as directors, officers, employees and shareholders or otherwise and that directors, officers, employees and shareholders of the Administrator and its counsel are or may be or become similarly interested in the Trust, and that the Administrator may be or become interested in the Trust as a shareholder or otherwise.

     8. Confidentiality. The Administrator agrees on behalf of itself and its employees to treat confidential all records and other information relative to the Trust and its prior, present or potential shareholders and not to use such records and information for any purpose other than performance of its responsibilities and duties under this Agreement, except after prior notification to and approval in writing by the Trust, which approval will not be unreasonable withheld. Notwithstanding the forgoing, the Administrator may divulge such confidential records and information where the Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested by duly constituted authorities, when so requested by the Trust's investment adviser, distributor, custodian, transfer agent, outside legal counsel or independent public accountants, or when so requested by the Trust. For purposes of this
          Section 8, the following records and other information shall not be considered confidential: (a) any record or other information which is or becomes publicly available through no fault of Administrator; (b) any record and other information which is released by the Trust in a public release; (c) any record or other information which is lawfully obtained from third parties who are not under an obligation to keep such information confidential, or (d) any record or other information previously known by Administrator.

     9. Equipment Failures. In the event of equipment failures beyond the Administrator's reasonable control, the Administrator will, at no additional expense to the Trust, take reasonable steps to minimize interruptions to the services provided by Administrator under this Agreement but will have no liability with respect thereto.

     10. Compliance With Governmental Rules and Regulations. The Administrator undertakes to comply with all applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act and other laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by the Administrator under this Agreement.

     11. Duration and Termination Of This Agreement. This Agreement will become effective as of the date first above written and shall continue in effect for a period of one (1) year (the "Initial Term"), unless earlier terminated by either party hereto as provided hereunder. This Agreement shall be renewed automatically for successive periods of one year after the end of the Initial Term (the "Renewal Term"), unless written notice of non-renewal is provided by either party to the other party in writing not less than ninety (90) days prior to the end of the then current term. This Agreement may also be terminated (a) by mutual written agreement of the parties; (b) by either party on such date as is specified in written notice given by the terminating party, in the event of a material breach of this Agreement by the other party, provided the terminating party has notified the other party of such breach at least 45 days prior to the specified date of termination and the breaching party has not remedied or cured such breach by the specified date; (c) effective upon the liquidation of either party; or (d) as to any Fund, effective upon the liquidation of such Fund. For purposes of this Section 11, the term "liquidation" will mean a transaction in which the assets of the Administrator, the Trust or a Fund are sold or otherwise disposed of and proceeds therefrom are distributed in cash to the shareholders or owners in complete liquidation of the interest of such shareholders or owners in the entity.

     12. Independent Contractor. The Administrator will, for purposes stated in this Agreement, be deemed an independent contractor and, unless otherwise expressly provided or authorized, will have no authority to act or represent the Trust in any way and will not be deemed an agent of the Trust.

     13. Assignment. This Agreement shall not be assignable by either party without the written consent of the other party, such consent not to be unreasonable without held or delayed. Notwithstanding the forgoing, the Administrator may, at its expense unless provided otherwise in the Agreement, subcontract with any entity or person concerning the provision of the services contemplated hereunder. The Administrator shall not, however, be relieved of any of its obligations under this Agreement by the appointment of such subcontractor. The Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     14. Amendments. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

     15.  Books and Records.

          a. Record Maintenance The Administrator shall maintain customary books and records in connection with its duties as specified in this Agreement. Any books or records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared and maintained by the Administrator on behalf of the Trust shall be the property of the Trust and will be made available to or surrendered promptly to the Fund on request. Notwithstanding the forgoing, unless otherwise agreed upon by the Administrator and the Trust, Administrator may subcontract to a third party the storage and maintenance of the Trust's books and record and such costs and expenses shall be the responsibility of Trust.

               In case of any request or demand for the inspection of such records by an another party, the Administrator will notify the Trust and follow the Trust's instructions as to permitting or refusing such inspection; provided that the Administrator may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Trust has agreed to indemnify the Administrator against such liability.

          b. Delivery of Documents. The Trust shall provide the Administrator with the necessary documents, records and other information in its possession or control to enable the Administrator to perform its duties and obligations under this Agreement, including without limitation, a copy of the Trust documents and any amendments thereto.

          c. Converting to Administrator's System. The Trust agrees to cooperate with the Administrator in converting to Administrator's data processing system and software ("Administrator's System") to the extent necessary for Administrator to perform Administrator's duties under this Agreement. Notwithstanding anything to the contrary in this Agreement, the Trust acknowledges and agrees that all computer programs and procedures developed by or for Administrator to perform its duties and services under this Agreement, including without limitation Administrator's System, are and shall remain the sole property of the Administrator.

     16. Definitions of Certain Terms. The terms "interested persons" and "affiliated person," when used in this Agreement, will have respective meaning specified in the 1940 Act and the rules and regulations under this Agreement, subject to such exemptions as granted by the Securities and Exchange Commission.

     17. Notice. Any notice required or permitted to be given by either party to the other party shall be in writing and will be deemed sufficient if personally delivered or sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at following addresses (or such other address for a party as shall be specified by like notice):

                  If to Administrator, at:

                  The Nottingham Management Company
                  116 South Franklin Street
                  P.O. Drawer 69
                  Rocky Mount, NC  27802-0069
                  Attn: Frank P. Meadows III
                           Chairman and CEO


                  If to Trust, at:

                  Nottingham Investment Trust II
                  116 South Franklin Street
                  P.O. Drawer 69
                  Rocky Mount, NC  27802-0069
                  Attn: C. Frank Watson, III
                           Secretary


     18. Governing Law. This Agreement shall be governed by the laws of the State of North Carolina without regard to the principles of conflict of laws, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisors Act of 1940, or any applicable rule or order of the Securities and Exchange Commission.

     19. Consent to Jurisdiction and Venue. The parties hereto submit to the personal jurisdiction and venue in the Superior Court in Nash County, North Carolina or the United States Court for the Eastern District of North Carolina for any action brought by the parties hereto arising out of a breach or threatened breach of this Agreement.

     20. Construction. If any provision of this Agreement, or portion thereof, shall be determined to be void or unenforceable by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, or portion thereof, all of which other provisions and portions thereof shall remain in full force and effect. If any provision of this Agreement, or portion thereof, is capable of two interpretations, one of which would render the provision, or portion thereof, void and the other which would render the provision, or portion thereof, valid, then the provision, or portion thereof, shall have the meaning which renders it valid. In addition, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party.

     21. Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     22. Entire Agreement. This Agreement, including all exhibits, schedules and attachments, comprise the entire agreement among the parties hereto with respect to subject matter hereof and supersede all other prior agreements, understandings and letters related to this Agreement. The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

     23. Trust Obligation. A copy of the Trust's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and it is understood that this Agreement has been executed on behalf of the Trust by a trustee of the Trust in his or her capacity as trustee and not individually. The obligations of this Agreement shall only be binding upon the assets and property of each Fund and shall not be binding upon any trustee, officer or shareholder of the Trust individually.

IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be duly signed as of the day and year first above written.

Trust:

NOTTINGHAM INVESTMENT TRUST II

By: _____________________________________


Name: ___________________________________


Title: __________________________________


[seal]



Administrator:

THE NOTTINGHAM MANAGEMENT COMPANY


By:
    ----------------------------------------

Name:
      --------------------------------------

Title:
       -------------------------------------

[corporate seal]

                                   Schedule 1
      To the Amended and Restated Fund Accounting and Compliance Agreement
                           Dated as of March 19, 2001


The following funds are covered by the Agreement:

1. Capital Value Fund
2. EARNEST Partners Fixed Income Trust
3. The Brown Capital Management Equity Fund
4. The Brown Capital Management Balanced Fund
5. The Brown Capital Management Small Company Fund
6. The Brown Capital Management International Equity Fund
7. WST Growth Fund

                                    Exhibit A
                                    ---------
      To the Amended and Restated Fund Accounting and Compliance Agreement
                           Dated as of March 19, 2001


The Administrator shall provide, or cause to be provided by others, the following services:

     1. Accounting and Administrative Services. The Administrator will provide the Trust with administrative services, regulatory reporting, fund accounting and related portfolio accounting services, adequate office space, equipment, personnel, compensation and facilities (including facilities for regular trustees' meetings) for handling the affairs of the Fund(s) and such other services as the Trustees may, from time to time, reasonably request, and the Administrator may, from time to time, reasonably determine to be necessary to perform its obligations under this Agreement. In addition, at the request of the Trustees, the Administrator will make reports to the Trustees concerning the performance of its obligations hereunder.

          Without limiting the generality of the forgoing, the Administrator will:

               a. Calculate contractual Trust expense and control all disbursements for the Trust, and, as appropriate, compute each Fund's yields, total return, expense ratios, portfolio turnover rate and, if required, portfolio average dollar-weighed maturity;

               b.   Assist Trust counsel with the  preparation of  prospectuses,
                    statements   of   additional    information,    registration
                    statements and proxy materials;

               c. Prepare such reports, applications and documents (including reports regarding the sale and redemption of shares as may be required in order to comply with Federal and/or state securities laws) as may be necessary or desirable to register the Trust's shares with state securities authorities, monitor sale of Trust's shares for compliance with state securities laws, and file with the appropriate state securities authorities the registration statements and reports for the Trust and the Trust's shares with state securities authorities to enable the Trust to make a continuous offering of its shares;

               d. Develop and prepare communications to shareholders, including the annual report to shareholders, coordinate mailing prospectuses, notices, proxy statements, proxies and other reports to Trust shareholders, and supervise and facilitate the solicitations of proxies solicited by the Trust for all shareholder meetings, including tabulation process for shareholder meetings;

               e. Coordinate with Trust counsel the preparation and negotiation of, and administer contracts on behalf of the Trust with, among others, the Trust's investment adviser(s), distributor(s) and transfer agent(s);

               f.   Maintain  the  Trust's   general   ledger  and  prepare  the
                    financial statement, including expense accruals and payments, determine the net asset value of the Trust's assets and of the Trust's shares, and supervise the Trust's transfer agent(s) with respect to payment of dividends and other distributions to shareholders; g. Calculate performance data of the Trust and its Fund(s) for dissemination to information services covering the investment company industry; h. Assist in the preparation and filing of the Trust's tax returns; i. Examine and review the operations and performance of the various organizations providing services to the Trust or any Fund of the Trust, including the Trust's investment adviser(s), distributor(s), custodian(s), transfer agent(s), outside legal counsel and independent public accountants, and at the request of the Board of Trustees, report to the Trustees on the performance of such organizations; j. Assist with the layout and printing of publicly disseminated prospectuses and assist with and coordinate layout and printing of the Trust's semi-annual and annual reports to shareholders; k. Provide internal legal and administrative services as reasonable requested by the Trust from time to time, including preparation of materials for the quarterly meetings of the Board of Trustees; l. Assist with the design, development, and operation of the Trust, including new Funds and class investment objectives, policies and structure; m. Identify individuals acceptable to the Trustees for nomination, appointment, or elections as officers of the Trust, who will be responsible for the management of certain of the Trust's affairs as determined by the Trustees; n. Advise the Trust and its Trustees on matters concerning the Trust and its affairs; o. Obtain and keep in effect fidelity bonds and
                    Trustees and officers/errors and omissions insurance policies for the Trust in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act as such bonds and policies are approved by the Trust's Board of Trustees;
                    p. Monitor and advise the Trust and its Fund(s) on their registered investment company status under the Internal Revenue Code of 1986, as amended; q. Perform all normal and customary administrative services and functions of the Trust and each Fund to the extent administrative services and functions are not provided to the Trust or such Fund pursuant to the Trust's or such Fund's investment advisory agreement, distribution agreement, custodian agreement or transfer agent agreement or similar type of service provider agreement; r. Furnish advice and recommendations with respect to other aspects of the business and affairs of the Fund(s) as the Trust and the Administrator shall determine desirable; and s. Prepare and file with the SEC the semi-annual report for the Trust on Form N-SAR and all required notices pursuant to Rule 24f-2.

     2. Custodian Services. The Administrator shall also procure on behalf of the Trust and Fund(s) a custodian or custodians for the Fund(s) to provide for the safekeeping of the Funds' assets. Administrator shall be responsibly for compensating such custodian or custodians out of Administrator's compensation as set forth in Exhibit B of this Agreement. Such custodian or custodians shall be subject to the approval of the Trustees. The Trust may be a party to any forgoing agreement.

     3. Other Services. The Administrator will perform other services for the Trust as agreed from time to time, including, but not limited to performing internal audit examinations, mailing the annual reports of the Fund(s); preparing any annual list of shareholders; and mailing notices of shareholders' meetings, proxies and proxy statements, for all which the Trust will pay the Administrator's out-of-pocket expenses.

                                    Exhibit B
                                    ---------
      To the Amended and Restated Fund Accounting and Compliance Agreement
                           Dated as of March 19, 2001

For the services delineated in the Agreement, the Administrator shall be compensated at the rates specified below. Such compensation will be calculated and accrued daily, and paid to the Administrator monthly. Where applicable, the fee shall be calculated based upon the average daily net assets of each Fund.

The following fees shall be paid for each Fund:

FUND ACCOUNTING FEE

     Base fee:                         $2,250 per month
     ---------

     Class Fee:                        $750 per month for each additional Class
     ---------

     Asset base fee:                   Annual fee of 1 basis point
     ---------------


ADMINISTRATION FEE

     Equity and Balanced funds
                                                                Annual
         Net Assets                                             Fee
     --------------------                                       -------

     On the first $50 million                                   0.175%
     On the next $50 million                                    0.150%
     On the next $50 million                                    0.125%
     On all assets over $150 million                            0.100%

     Fixed Income funds

           On all assets                                        0.125%

     Minimum asset base fee per month:                          $2,000.00


OUT OF POCKET

     Securities pricing
     ------------------

     $0.25 per equity per pricing day priced

     $1.00 per foreign security per pricing day

     $0.25 per U.S. Treasury

     $1.00 per asset backed security per pricing day

     $0.50 per corporate bond per pricing day

     $2.00 per equity per month for corporate action

     $2.00 per foreign security per month for corporate action


     Blue Sky administration
     -----------------------

     $160 per registration per state per year

DOMESTIC CUSTODY FEE SCHEDULE
(For all domestic funds)

         Custody Administration asset based fee:

                  On the first $100 million of assets         2.0 basis points
                  On all assets over $100 million             0.9 basis points


         Transaction Fees:
         -----------------

                  $4.00 Book Entry DTC Transactions

                  $10.00 Book Entry Federal Reserve Transactions

                  $30.00 Physical Securities Transactions

                  $15.00 Options

                  $8.00 Futures Contracts

                  $4.00 Paydowns on Mortgage Backed Securities.

                  $5.50 Fed Wire Charge on Repo Collateral in / out.

                  $6.50 Cash Wire Transfers


         Minimum Annual Fee:        $4,800 per fund  ($400 per month)

GLOBAL CUSTODY FEE SCHEDULE
(For all international funds)

         [To be provided by First Union National Bank.]

For purposes of determining the fees payable to the Administrator, the value of the net assets of a particular Fund shall be computed in the manner described in the Trust's Declaration of Trust or the Prospectus or Statement of Additional Information respecting that Fund as from time to time is in effect for computation of the value of such net assets in connection with the determination of the liquidating value of the shares of such Fund. The fees payable hereunder shall be applied to each Fund as a whole, and not to separate classes of shares within the Fund.

Upon termination of this Agreement with respect to any Fund, the Administrator shall also be entitled to be paid a termination fee, at termination, equal to the compensation paid (or payable to) the Administrator for the immediate prior two months from such Fund. Said termination fee is not a penalty but an extra fee to compensate the Administrator for its service in assisting in transferring records and reports and otherwise wrapping up its services under this Agreement for such Fund. In the event of a liquidation of any Fund, the Administrator shall also be entitled to be paid, in lieu of the forgoing termination fee, a liquidation fee equal to the compensation paid (or payable to) the Administrator for the immediate prior three months from such Fund. Said liquidation fee is not a penalty but an extra fee to compensate the Administrator for its services in assisting in the winding down and liquidation the Fund. The forgoing compensation shall be in addition to reimbursing Administrator for its reasonable out-or pocket expenses in connection with the Administrator's activities in effecting such termination or liquidation, including without limitation, the cost of delivering to Trust or its designee the Trust's records and documents or copies thereof. Administrator shall be paid said liquidation fee promptly upon the liquidation of the Fund.